CONFIDENTIAL TREATMENT REQUESTED BY U.S. WIRELESS DATA, INC. FOR CERTAIN PORTIONS OF EXHIBIT B CONTAINED IN THIS AGREEMENT



                               CDPD NATIONAL DATA
                              SERVICE AND EQUIPMENT
                                    AGREEMENT

                                  PREPARED FOR



                             U.S. WIRELESS DATA INC.

                             NATIONAL CORPORATE CDPD
                         SERVICE AND EQUIPMENT AGREEMENT


                                TABLE OF CONTENTS


  I.      Agreement

  II.     Exhibit A - GTEMC Markets

  III.    Exhibit B - Service and Pricing

  IV.     Exhibit C - Joint Marketing Operating Terms

                             U.S. WIRELESS DATA INC.
National Corporate Account CDPD Service and Equipment Agreement


This CDPD Service and Equipment Agreement (this "Agreement") is between GTE Mobile Communications Service Corporation on its behalf and on behalf of GTE Mobilnet Incorporated and Contel Cellular Inc. and their respective affiliates and partnership interests (collectively referred to as "GTEMC") and U.S. Wireless Data Inc. ("Customer") for the provision of Cellular Digital Packet Data Services ("CDPD Services") in the those markets (the "Markets") set forth on Exhibit A hereto, as modified from time to time by GTEMC. The parties agree as follows:


1.       Term. The term of this Agreement  shall be for an initial period of two
         (2) years, which shall commence as set forth in paragraph 13. Upon the expiration of the initial period, this Agreement shall automatically and perpetually renew for additional periods of two (2) years each, unless canceled by either party upon written notice given to the other party at least ninety (90) days prior to the expiration of the initial term and any renewal term then in effect.

2. Service Pricing. Pricing for CDPD Services will be in accordance with the Pricing Plan which is attached hereto and incorporated herein as Exhibit B. The parties agree that GTEMC will be the exclusive provider of CDPD Services in all GTEMC markets listed in Exhibit A. Customer optionally may purchase GTEMC's CDPD services in markets not owned by GTEMC using the same pricing shown in Exhibit B. It is specifically acknowledged and agreed by the parties that GTEMC cannot and will not attempt to set, influence or determine the service rates or pricing of other carriers.

3. Minimum Requirement. In consideration for the CDPD Services provided herein, Customer is required to meet the revenue commitments as defined in Exhibit B.

4. Specification of Service. GTEMC or an affiliate company will provide and procure for Customer CDPD Services for Customers application in the Markets. The areas effectively served may be subject to transmission limitations caused by atmospheric and other natural or artificial conditions, including the type and condition of Customers equipment. GTEMC assumes no responsibility to Customer or its CDPD Services users for marginal transmissions arising from or related to interruptions or limitations caused by any natural, atmospheric or artificial causes. The names assigned to GTEMC's CDPD Services, "Coverage" and "Local, State, Regional and National" are representative terms that do not imply or denote that actual CDPD Services coverage is coterminous with these respective geographical areas. In any geographical area there may be sections in which CDPD Services coverage does not exist.

5. NEls. In connection with its provision of CDPD Services hereunder, GTEMC shall provide Customer with an NEI for each user device. Customer shall acquire no proprietary interest in any such NEI designated for its use, and GTEMC reserves the right to change such NEls or to re-assign such NEls to other customers.

6. Equipment. GTEMC may, but shall not be obligated to, make available CDPD equipment (the "Equipment") for purchase by Customer. In such event, GTEMC will provide to Customer the terms and conditions for the purchase of such Equipment.

7. Data Services Reporting and Billing. For CDPD Services charges, payment terms are as follows:

Payment for CDPD Services is due within thirty (30) days of the date of invoice. Overdue balances shall accrue a late payment fee equal to the lesser of one and one-half percent (1.5%) per month on any amount not paid when due, or the highest amount allowable by applicable state law or tariff. The fee shall be paid every month on all outstanding overdue balances, and shall be prorated for each day that the payment is overdue. Such late payment fee will not be compounded monthly. If timely payment is not received in full, GTEMC may, at its sole option and without limiting any other remedy available under law or in this Agreement, disconnect CDPD Services, subject to a reconnection charge for service restoration. Customer must meet GTEMC's established credit criteria in order to receive CDPD Services hereunder.

8. Taxes. Prices are exclusive of all federal, state, municipal or other government, excise, sales, use, occupational, or like taxes. The amount of any present or future tax applicable to the sale of the Equipment or CDPD Services shall be paid by the Customer or, in lieu thereof, the Customer shall furnish GTEMC with a tax-exemption certificate acceptable to the appropriate tax authorities.

9. Limitation of Liability. GTEMC shall not be liable to Customer or to CDPD Services users for interruptions caused by failure of equipment or CDPD Services, failure of communications, power outages, or other interruptions not within the complete control of GTEMC. There shall be no credits, reductions, or setoff against the charges for CDPD Services for downtime or interruption of CDPD Services unless such CDPD Services interruption exceeds twenty-four (24) hours in duration. GTEMC shall provide Customer with a credit equal to one thirtieth (1/30) of the recurring monthly charge for CDPD Services for each twenty-four (24) hour period from the time of notice of interruption until CDPD Services restoration, provided that Customer timely notifies GTEMC of the CDPD Services interruptions.

         The liability of GTEMC for any cause whatsoever, including but not limited to any failure or disruption of CDPD Services provided under this Agreement, regardless of the form of action, whether in contract or tort or otherwise, shall be limited to an amount equivalent to charges payable by Customer under this contract 'for the services or products furnished hereunder during the period such claim arose.

        Notwithstanding any provision contained herein, GTEMC shall not be liable to Customer, or to its users of CDPD Services, for any special, incidental, consequential or punitive damages of any kind, including, but not limited to, loss of business opportunity, loss of profits, or loss of use of the Equipment.

10.     General Provisions.

        A. Service Disclaimer. Except as expressly set forth herein, GTEMC make no warranties or representations, either express or implied, concerning the CDPD Services and GTEMC expressly disclaims warranties of fitness for a particular use or purpose, the warranty of merchantability and any other warranty implied by law.

        B. Force Majeure. Neither party shall be liable for any delays or failure to perform resulting directly or indirectly from acts of God, any governmental authority, accidents and disruptions, including fires, explosions, war, insurrection, riots, labor disputes and strikes. In addition to such causes, neither party shall in any event be liable for delay or failure to perform resulting directly or indirectly from any cause which is beyond that party's reasonable control.

        C. Regulations. This Agreement shall at all times be subject to the decisions, orders, statutes and rules of the federal and state regulatory authorities having jurisdiction over the CDPD Services provided under this Agreement.

        D.   Events of Default.

                  1. It shall be a Customer default under this Agreement if Customer is sixty (60) days overdue on any undisputed payments under Exhibit B.

                  2. Any one of the following events shall constitute a default by either party under this Agreement:

                    a. Either party becomes insolvent or makes an assignment for the benefit of creditors;

                    b. A receiver, trustee, conservator, or liquidator of all or a substantial part of either party's assets is appointed with or without said party's application or consent;

                    c. A petition is filed by or against (without dismissal within 60 days) either party under the Bankruptcy Code or any amendment thereto or under any other insolvency law or laws providing for the relief of debtors; or

                    d. Either party assigns or attempts to assign this contract to a third party, except as set forth in Section 1OF.

          E. Remedies and Termination. Either party may terminate this Agreement in the event of the other party's material default, as set forth in
          Section 10, which remains unresolved for a period of sixty (60) days following written notice by the non-defaulting party. GTEMC may terminate this Agreement, without liability to Customer, in any of the areas set forth on Exhibit A, wherein GTEMC or an affiliate company sells, ceases to own, manage or operate the network therein. Should GTEMC terminate this Agreement, the Customer shall be entitled to a refund of any payment made in advance of the actual provision of services.

          F. Non-assignment. Neither party may assign this Agreement, except to an affiliate company or upon GTEMC's sale of any market as provided hereinafter, without the other's prior written consent, and such consent shall not be unreasonably withheld. However, in the event of the sale of any market or the cessation of ownership, management or control by GTEMC, GTEMC may seek the assignment of this Agreement to its successor without the requirement of Customers consent. However, nothing contained herein shall be construed as an obligation or requirement by GTEMC to obtain any such assignment or as a condition of sale of any market or customer base.

          G. Non-waiver. Failure of either party to this Agreement to enforce any right shall not constitute a waiver of such right or any other right, whether of a similar or dissimilar nature, and shall not prohibit the exercise of the same right at a future date.

          H. Severability. In the event that any provision of this Agreement shall be found to be void or unenforceable, such finding shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions which are invalid or unenforceable shall not substantially affect the rights or obligations granted to or undertaken by either party.

          I. Headings. The headings of the provisions of this Agreement are inserted for convenience only and shall not constitute a part hereof.

          J. Law Governing. This Agreement is entered into under the laws of the State of Georgia and shall be construed thereunder.

11. Notice. Any notice to be given hereunder by either party to the other shall be in writing and shall be deemed given when sent by postage prepaid certified or registered United States mail.

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
         Notices to GTEMC shall be addressed to:

                  GTE Mobile Communications Service Corporation
                  Data Products Department
                  245 Perimeter Center Parkway 2NLA
                  Atlanta, Georgia 30346
                  Attn.:     William Warford (770-391-8467)
                  Attn.:     Ed Huelsman (972) 527-3268

                  cc:    Business Development/Contracts Counsel (same address)


         Notices to Customer shall be addressed to:

                  Rod Stambaugh
                  U.S. Wireless Data Inc.
                  1123 Western Avenue
                  Mill Valley, CA 94941
                  Phone: (415) 389-1755

        If either party changes its address during the term hereof, it shall so advise the other party in writing and any notice thereafter required to be given shall be given to such new address.

12. Entire Agreement. This Agreement, including all Exhibits, constitutes the entire and only agreement between the parties with regard to the subject matter hereof, and any representation, promise or condition, whether oral or in writing, including prior or contemporaneous representations of sales representatives or other personnel of GTEMC, which is not fully set forth herein or expressly incorporated herein by reference shall not be binding upon either party. Any addition to or waiver, alteration or modification of the foregoing conditions shall not be valid or binding upon either party unless made in writing, and signed on behalf of both parties by an authorized representative.


13.     Term.  The term of this  Agreement is from August 1, 1997 to
        August 1, 1999.

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
The parties hereto have executed this Agreement through duly authorized representatives and wishing to be legally bound hereto are so bound as of this first day of August, 1997.


U.S. WIRELESS DATA INC.       GTE MOBILE COMMUNICATIONS SERVICE CORPORATION

By:  Rod Stambaugh            By:  Byron W. Smith
     ----------------              -------------------
     (Signature)                   (Signature)

Name:Rod Stambaugh                 Name: ________________________
Title: President                   Title:________________________


Reviewed by legal

8/18/97        DSV
-------        ---
Date          Initial

                                    Exhibit A
                                   GTEMC MARKETS
                                   GTE Markets

       City                                        State

       Akron                                       OH
       Austin                                      TX
       Bakersfield                                 CA
       Brandenton                                  FL
       Canton                                      OH
       Cleveland                                   OH
       Frankfort                                   KY
       Fresno                                      CA
       Honolulu                                    HI
       Houston                                     TX
       Galveston                                   TX
       Greensboro                                  NC
       Greenville                                  VA
       Indianapolis                                IN
       Lakeland-Winter Haven                       FL
       Lorain-Elyria                               OH
       Louisville                                  KY
       Memphis                                     TN
       Nashville                                   TN
       Newport News                                VA
       Norfolk                                     VA
       Petersburg-Colonial Heights                 VA
       Raleigh-Durham                              NC
       Richmond                                    VA
       San Diego                                   CA
       San Francisco-Oakland                       CA
       San Jose                                    CA
       Tampa                                       FL
       Visalia-Tulare                              CA

                                  GTE Mobilnet

                                    Exhibit A
                                   (continued)


                                 Non-GTE Markets

         AMERITECH
          Chicago                                     IL
          Cincinnati                                  OH
          Dayton                                      OH
          Aurora-Elgin                                IL
          Joliet                                      IL
          Gary                                        IN
          Detroit-Ann Arbor                           MI
          Flint                                       MI
          St. Louis                                   MO

                                    Exhibit A
                                   (continued)


                                 Non-GTE Markets

 BELL ATLANTIC/NYNEX
         Allentown                                   PA
         Atlantic City                               NJ
         Baltimore                                   MD
         Boston                                      MA
         Bridgeport/Stamford                         CT
         Norwalk/Danbury                             CT
         Charlotte                                   NC
         Frederick                                   MD
         Hartford                                    CT
         Hunterdon                                   NJ
         Long Branch-Asbury Park                     NJ
         Manchester-Nashua                           NH
         New Brunswick                               NJ
         New Haven                                   CT
         New London/Norwich                          CT
         NYC                                         NY
         Petersburg-Colonial Heights                 PA
         Philadelphia                                PA
         Pittsburgh                                  PA
         Trenton                                     NJ
         Washington                                  DC
         Wilmington                                  DE
         Worchester-Fitchburg                        MA

                                  GTE Mobilnet

                                    Exhibit A

                                   (continued)


                                 Non-GTE Markets

   AT&T WIRELESS
           Dallas                                             TX
           Denver                                             co
           Jacksonville                                       FL
           Las Vegas                                          NV
           Miami-Ft Lauderdale                                FL
           Minneapolis-St. Paul                               MN
           Modesto                                            CA
           Oklahoma City                                      OK
           Orlando                                            FL
           Portland                                           OR
           Reno                                               NV
           Sacramento                                         CA
           Salt Lake                                          UT
           San Antonio                                        TX
           Seattle-Everett                                    WA
           Stockton                                           CA
           Tulsa                                              OK
           West Palm Beach                                    FL

   SOUTHWESTCO
           Albuquerque                                        NM
           Cococino                                           AZ
           El Paso                                            TX
           Las Cruces                                         NM
           Phoenix                                            AZ
           Tucson                                             AZ

                                  GTE Mobilnet

                                    Exhibit B
                               PRICE PLANS & TERMS


1.   Primary Service Rate Plan:
-----------------------------

     Activation        Monthly           Included         Price Above
        Fee            Minimum            Kbytes        Included Kybtes

         *                *                  *                *

2.   Minimum Cumulative Revenue Commitments To GTF-MC:
---------------------------------------------------------

                      Year 1                                   Year 2

             Ql     Q2      Q3     Q4                  Q1      Q2     Q3    Q4
           $20K   $140K   $380K  $700K               $1.1M  $1.5M  $2.0M  $2.75M

3.   Penalty Terms & Fees:
--------------------------


At the end of each quarter, should Customer not generate the minimum schedule revenue shown above, GTEMC will invoice the Customer the difference between actual revenue generated and the minimum schedule revenue. Customer will be required to submit payment to GTEMC within 30 days of receipt of invoice.


* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY U.S. WIRELESS DATA, INC. FOR THIS PORTION OF THIS DOCUMENT PURSUANT TO COMMISSION RULE 24b-2. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                  GTE Mobilnet

                                    Exhibit B
                                   (continued)

4. Alternate Service Rate Plan Selection:


At any time during this agreement term, Customer will be allowed the option once to change to the service rate plan listed below along with the associated committed revenue schedule.

     Activation        Monthly           Included         Price Above
        Fee            Minimum            Kbytes        Included Kybtes

         *                *                  *                *

                Year 1                                      Year 2

       01      Q2     Q3      Q4                    Ql       Q2     Q3      Q4
     $15K     $75K  $200K   $400K                  $500K   $700K  $800K   $1 M

If Customer exercises this option, GTEMC will re-compute all revenue generated from the beginning of the agreement according to this rate plan. Also GTEMC will invoice the customer for any penalty fees associated with this schedule according to penalty fee calculations defined in 3 above. Customer will not be allowed additional changes to rate plans once this option is exercised.


* CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY U.S. WIRELESS DATA, INC. FOR THIS PORTION OF THIS DOCUMENT PURSUANT TO COMMISSION RULE 24b-2. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT C

                         JOINT MARKETING OPERATING TERMS

The parties to the Agreement agree to jointly market the US Wireless Data (USWD) Solution (as defined below) pursuant to the following terms and conditions:

1)      USWD SOLUTION.  The "USWD Solution" includes:

         a)     A USWD Tranz Enabler product; and

         b)     A GTE CDPD NEI address; and

         c) A USWD provided credit/debit card transaction payment service with a competitive rate to that paid by a fixed location retail merchant who currently uses a VeriFone T330 or T380.

2)      GTE RESPONSIBILITIES

          a) The GTE sales representatives will utilize appropriate sales channels to solicit retail merchants that meet the criteria set forth in Section l.c) above to convert their existing dial line credit card merchant service to a wireless credit card merchant service offered from USWD.

          b) Should the retail merchant wish to convert its present service, the GTE sales representative will provide the merchant with an application to filled out. The GTE sales representative will submit the completed application, along with the merchant application fee and any additional activation fees, to USWD.

          c) The GTE "Wireless Merchant Program" encompasses a variety of retail merchant solutions, one of which is the USWD Solution offering. As other retail merchant solutions become available in the industry, GTE will incorporate them into the "Wireless Merchant Program" provided they do not violate terms of this agreement with USWD.

          d) GTE will make available the USWD retail merchant solution in the "Wireless Merchant Program" to all GTE commercial sales representatives in GTE CDPD markets using dedicated CDPD channels for service.

          e) In each selected GTE CDPD market, GTE will purchase, lease, or rent fully operational demonstration units through USWD for the GTE sales

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
          representatives who are participating in this program.  The local CDPD
          market  will   provide   the  IP   addresses   for  their   respective
          demonstration units.

          f) GTE will provide GTE sales trainers to attend and learn the USWD program for future training of GTE sales representatives

          g) The responsibilities of the GTE sales representative will be the following:

               i) Make good faith efforts to attend scheduled training sessions conducted by USWD;

               ii) Solicit the USWD specified type of retail business merchant;

               iii) Collect the merchant application fee and any additional activation fees for each retail merchant who submits a merchant application for the USWD wireless service. Should there be a negotiated fees with the retail merchant other than the standard rate, it must first be approved by GTE and USWD.

               iv) Deliver completed application to the USWD representative along with the merchant application fee.

          Optionally, participate with the USWD representative in the deployment of all approved retail merchants in this program

          h) GTE will fund promotional programs that may include but not limited to the following elements for marketing this solution in the "Wireless Merchant Program":

               i) Development of joint collateral material (data slicks, 4 color brochures, etc.) using both GTE and USWD logos;

               ii) Direct mail campaign and local advertising to generate leads for GTE sales representatives;

               iii) Sales incentives/contests for GTE sales representatives;

               iv) Press releases on this solution for the "Wireless Merchant Program";

               v) Printing of all USWD developed sales materials to the GTE sales representatives.

3)      USWD RESPONSIBILITIES

          a) USWD will process the application for the merchant service and, if approved according to Visa & Mastercard regulations, will implement the wireless merchant service using GTE CDPD services as the communications transport of the USWD merchant service.

          b) USWD will order GTE CDPD NEls for all merchants under this program offering. The minimum revenue generated for each merchant will be as defined in Exhibit B of the contract.

          c) For each GTE CDPD market identified to participate in the "Wireless Merchant Program", USWD will provide the following:

               i) Development and distribution of all sales training material for each GTE sales representative who will be soliciting retail merchants;

               ii) A minimum of one USWD sales representative residing in the GTE selected market to coordinate all USWD responsibilities for this program; and

               iii) Delivery of a fully operational demonstration unit that will be purchased, leased, or rented by the GTE sales office at a discounted rate.

          d) The USWD sales representative will perform the following functions in the selected GTE market:

               i) Full training of each GTE sales representative, which includes classroom training and joint sales calls;

               ii) Provide each GTE sales representative with all retail merchant application paperwork, procedures and checklists necessary for the GTE sale representative to execute a successful solicitation;

               iv) Process all merchant applications according to USWD internal procedures;

               v) Negotiate any non-standard price quotations with the retail merchant; and

               vi) Timely provision and deploy the terminal device for the merchant upon approval of the application.

          e) USWD will order all CDPD NEls for approved retail merchants from GTE. The process for this procedure will be jointly developed by USWD & GTE.

          f) USWD will pay GTE $45 each for the first 2 NEI activated for each approved retail merchant that is solicited by the GTE sales representative in this program. For any additional activation's for the same retail merchant, USWD will pay GTE $30 for each NEI. GTE will invoice USWD on a monthly basis for such fees; in all other respects, billing shall be carried out as set forth in the Agreement. Should there be a negotiated application fee that is less than the standard USWD application fee, USWD and GTE must both approve the decrease if it means that GTE will receive less than the stated activation fees.

          g) USWD will provide GTE with weekly sales reports indicating approved
          retail  merchants  as  well  as   identification  of  each  GTE  sales
          representative who solicited that approved merchant.

          h) USWD will be responsible for all retail merchant operational training, either directly or indirectly.

          i) USWD will be responsible, either directly or indirectly, for all first level help desk (24x7) support of the retail merchant for this program.

          j) USWD agrees to deploy a fully configured merchant system within a period of 10 business days following the approval of the merchant application by the credit card processor used by USWD provided the quantity of hardware is less that 25 units. for any quantity above 25, USWD agrees to schedule deployment in a timely manner with the retail merchant.

          k) USWD agrees to submit the completed merchant application to the credit card processing company within 2 days of the submission of the application from the GTE sales representative.

4) EXCLUSIVITY. USWD agrees to use GTE CDPD services exclusively in all GTE CDPD markets for the duration of this agreement except for those customers referred to USWD by an alternative CDPD service provider.

GTE agrees to distribute the USWD retail merchant solution exclusively as one of the offerings in the "Wireless Merchant Program" for the term of this agreement." Other offerings in the "Wireless Merchant Program" will not be the same as the USWD offering as defined in section 1 of the USWD solution above. This exclusivity is limited to GTE's distribution of USWD's hardware only as described in section 1A above. It does not preclude GE from entering into other 3rd party services agreements.

5) EVENTS OF DEFAULT. It shall be an event of default for either party to fail to comply with such party's responsibilities as set forth hereinabove.

6) REMEDIES OF DEFAULT. The party in default will be required to submit to the other party a mutually agreed plan within 10 days to resolve the default. If no plan is presented or agreed upon, the other party may terminate this agreement without liability.